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                                                                 Exhibit 10.26

CONFIDENTIAL


                        WALL OF SOUND/VIDNET AGREEMENT

     This is an agreement dated as of June 14, 1999, between Entertainment Boulevard, Inc., a Nevada corporation located at 4052 Del Rey Avenue Suite 108, Marina Del Rey, CA 90292 d/b/a Vidnet ("Vidnet"), and ABC News/Starwave Partners d/b/a ABC Internet Ventures ("AIV"), a New York general partnership located at 605 Third Avenue, New York, New York, 10158. In consideration of the mutual premises and undertakings stated herein and Exhibit A attached hereto and made a part hereof, the parties hereto agree as follows (the "Agreement"):

1.   TRADEMARKS

     1.1 AIV IDENTITIES ON VIDNET SITE. AIV hereby grants to Vidnet a non-exclusive, cost-free license (without the right of sublicense) throughout the Term of this Agreement to use the Wall of Sound name and logo and other proprietary identities of AIV (collectively, "AIV Mark(s)") in connection with the Vidnet multimedia player (the "Player") which is displayed on Wall of Sound (defined below), solely as stated in Exhibit A.

     1.2 VIDNET IDENTITIES ON AIV SITE. Vidnet hereby grants a non-exclusive cost-free license (without the right of sublicense) throughout the Term of this Agreement to AIV to use the Vidnet name and logo and other proprietary identities of Vidnet (collectively, "Vidnet Mark(s)") in connection with AIV's website called "Wall of Sound" ("Wall of Sound") currently located at http://wallofsound.go.com, solely as stated in Exhibit A.

2.   CONTENT

     2.1  LICENSE.

          (a) AIV LICENSE. AIV hereby grants a non-exclusive cost-free license (without the right of sublicense) throughout the Term of this Agreement to Vidnet to use certain content owned and/or controlled by AIV, as described on Exhibit A (collectively, "AIV Content") in connection with the Player, solely as stated on Exhibit A.

          (b) VIDNET CONTENT. Vidnet hereby grants a non-exclusive cost-free license (without the right of sublicense) throughout the Term of this Agreement to AIV to use the certain content owned and/or controlled by Vidnet, as described on Exhibit A (collectively, "Vidnet Content") in connection with Wall of Sound, solely as stated on Exhibit A.

     2.2 CREATION OF CONTENT. Each party will be responsible for the creation, development and publication of its respective Content. The parties will consult regularly regarding creation of mutually beneficial Content. Neither party will use the Content of each other's site in any way whatsoever without the other party's prior approval.

     2.3 QUALITY CONTROL. Each party agrees to maintain the quality of the content of its site to at least the same level as has existed heretofore. If either party, in its reasonable discretion, determines that the content of the other party's site falls below this pre-existing standard of quality

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and does not otherwise meet the editorial standards and quality of its own site, that party will notify the other party to that effect in writing giving specific details of the failure to meet such standards and the party receiving that notice will remedy the deficiencies specified in such notice within 30 days after the date of its receipt of that notice. If, following such 30-day period, the quality of the applicable site has not sufficiently improved, the party that gave the original notice may terminate the Agreement effective immediately upon the receipt by the other party of notice of termination.

      2.4 LIMITATION OF RIGHTS. Each party's use of the other party's Marks and Content, as well as the use of the any links described on Exhibit A, is strictly limited to the uses stated in this Agreement. Neither party acquires any rights in or to the other party's Marks and/or the goodwill inherent therein by this Agreement or otherwise. All rights granted under this Agreement, including the right to use the other party's Marks or Content, or to link to the other party's Content shall revert to the granting party upon termination.

3. FINANCIAL

      3.1 PRODUCTION EXPENSES. Each party will be solely responsible for its own expenses incurred in undertaking its rights and responsibilities under this Agreement and otherwise in operating its website.

      3.2  ADVERTISING

           (a) RETAINED RIGHTS. Each party will have the right to continue to transact advertising and promotional programs for its own website, to retain all advertising inventory and set all packaging and pricing for any advertising thereon and to retain all revenue it receives related thereto. No such arrangements by a party can allow for any third-party use of the other party's Marks or Content without the prior written approval of that other party. Notwithstanding the foregoing, the parties hereby acknowledge and agree that (i) AIV shall have the exclusive right to transact advertising and promotional programs related to, to retain all advertising inventory and set all packaging and pricing for any advertising on and to retain all revenue it receives related to any co-branded pages developed pursuant to this Agreement; and (ii) Vidnet shall have the exclusive right to transact advertising and promotional programs related to, to retain all advertising inventory and set all packaging and pricing for any advertising on and to retain all revenue it receives related to the Player.

           (b) NO INTERSTITIALS. Neither party will transmit any so-called "interstitial advertising" to users as they link from Wall of Sound to the Player or vice-versa.

           (c)  ADVERTISING GUIDELINES.

                (i) Vidnet agrees that any and all advertising included on the Player shall comply with the AIV advertising guidelines set forth on Exhibit B attached hereto.

                (ii) Vidnet will not provide include any advertising on the Player from the parties listed on Exhibit C attached hereto. Further, in the event that, subsequent to the execution hereof, AIV notifies Vidnet that any other competitor(s) of AIV or competitors of AIV's exclusive

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                      partners should be added to Exhibit C, Vidnet agrees that
                      the foregoing restriction shall apply to such parties.

            (d) CUSTOMER DATA. AIV shall own and retain all right, title and interest in all names, addresses and other identifying information of users of Wall of Sound, including, without limitation, any co-branded pages developed hereunder and Vidnet will have no right to use any such customer data.

4.  APPROVALS

    4.1 PRIOR APPROVAL REQUIRED. All uses by either party of the other party's Marks and Content and links to each other's Content must be submitted to and approved by the other party prior to their use, with such approval not to be unreasonably withheld. Failure to so seek and receive prior approval will be grounds for immediate termination of this Agreement, and such termination right will not constitute a waiver of any other rights available to a party as a result thereof.

    4.2 NO PUBLICITY WITHOUT CONSENT. Neither party will issue or permit issuance of any press release regarding the other party or this Agreement without prior coordination with and approval by the other party.

5.  TERM

    5.1 TERM. When executed by the parties, this Agreement is effective as of the date specified above and will continue until June 15, 2000 (the "Term"), provided, that AIV may terminate the Term hereof at any time, upon thirty (30) days written notice to Vidnet.

     5.2 EARLY TERMINATION. Each party shall have the right to terminate this Agreement immediately on notice: (a) upon a breach of any material obligation hereunder by the other party other than those specified in section 4.1, if such breach is not cured within 30 days following the date the breaching party receives notice from the non-breaching party describing in reasonable detail the elements of such breach; (b) in the event the other party becomes insolvent (I.E., unable to pay its debts in the ordinary course as they come due); or (c) pursuant to section 4.1 above.

     5.3 EVENTS UPON TERMINATION. Upon the expiration or termination of this Agreement for any reason, both parties shall immediately remove all links to the other party's Content and website(s) and cease all use of the other party's Marks and any and all use of any kind whatsoever of the other party's Content.

     5.4 SURVIVAL. SECTIONS 2.4, 4.2, 7 AND 8 WILL SURVIVE THE TERMINATION OR EXPIRATION OF THIS AGREEMENT.

6.  REPRESENTATIONS AND WARRANTIES

    Each party to this Agreement represents and warrants to the other that:
    (a) such party has all necessary right, power and authority to enter into this Agreement and to perform the acts required of it hereunder; (b) the execution of this Agreement by such part and its


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       performance of its obligations hereunder do not and will not violate any agreement by which such party is bound; (c) such party has (and will have throughout the Term) all necessary rights in and to its Marks, content links and Content described in this Agreement to allow it to make those indicia and materials available to the other party and users of that party's website (including, without limitation, the Player) as contemplated by this Agreement without violating the rights of any third party; and (d) it has (and will have throughout the Term) all necessary rights in and to all underlying technology (including both hardware and software) utilized in connection with its website (including, without limitation, the Player) and all such underlying technology does not infringe on any patent, copyright, trademark, trade secret or other intellectual property or proprietary right of any third party.

7. INDEMNIFICATION

       7.1 MUTUAL INDEMNIFICATION. Each party hereby agrees to indemnify and hold harmless the other party, its parent and subsidiary companies and their respective officers, agents, directors, employees and authorized representatives and from and against any costs, losses, liabilities and expenses, including court costs, reasonable expenses and reasonable attorney's fees that any of them may suffer, incur or be subjected to by reason of any legal action, arbitration or other claim by a third party arising out of or as a result of a breach of the indemnifying party's representations and warranties made hereunder, the operations of the indemnifying party's website (including, without limitation the Player) as authorized by this Agreement or otherwise, any allegations that the use of the indemnifying party's Marks, Content, links and/or content on its website (including, without limitation, the Player) violates any intellectual property rights of any third party, any allegation that any content on its website (including, without limitation, the Player) is defamatory or violates any privacy or publicity rights of any third party, and/or any of its other obligations under this Agreement.

       7.2 INDEMNIFICATION PROCEDURES. If either party entitled to indemnification hereunder (an "Indemnified Party") makes an indemnification request to the other, the Indemnified Party shall permit the other party (the "Indemnifying Party") to control the defense, disposition or settlement of the matter at its own expense; provided that the Indemnifying Party shall not, without the consent of the Indemnified Party enter into any settlement or agree to any disposition that imposes an obligation on the Indemnified Party that is not wholly discharged or dischargeable by the Indemnifying Party, or imposes any conditions or obligations on the Indemnified Party other than the payment of monies that are readily measurable for purposes of determining the monetary indemnification or reimbursement obligations of Indemnifying Party. The Indemnified Party shall notify Indemnifying Party promptly of any claim for which Indemnifying Party is responsible and shall cooperate with Indemnifying Party in every commercially reasonable way to facilitate defense of any such claim; provided that the Indemnified Party's failure to notify Indemnifying Party shall not diminish Indemnifying Party's obligations under this Section except to the extent that Indemnifying Party is materially prejudiced as a result of such failure. An Indemnified Party shall at all times have the option to participate in any matter or litigation through counsel of its own selection and at its own expense.


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8.  GENERAL

    8.1 COSTS. Each party shall be responsible for all costs and expenses incurred by it in connection with the performance of its obligations under this Agreement.

    8.2 ASSIGNMENT. None of the rights and obligations of the parties to this Agreement may be assigned by either party, except (a) to the transferee of substantially all of the business operations of such party (whether by asset sale, stock sale, merger or otherwise) or (b) to any entity that is controlled by, or is under common control with, such party.

    8.3 RELATIONSHIP OF PARTIES. This Agreement does not create a joint venture, partnership or principal/agent relationship between the parties hereto, nor imposes upon either party any obligations for any losses, debts or other obligations incurred by the other party except as expressly set forth herein.

    8.4 ENTIRE AGREEMENT. This Agreement states the entire agreement between the parties with respect to its subject matter and supersedes any prior oral or written agreements. This Agreement may not be amended except in writing signed by both parties.

    8.5 APPLICABLE LAW. This Agreement will be construed according to the laws of the State of New York, without regard to principles of conflicts of law.

    8.6 INVALIDITY OF PROVISIONS. If any provision of this Agreement is declared or found to be illegal, unenforceable, or void, in whole or in part, then the parties will be relieved of all obligations arising under such provision, but only to the extent that it is illegal, unenforceable, or void, it being the intent and agreement of the parties that this Agreement be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent or, if that is not possible, by substituting therefor another provision that is legal and enforceable and achieves the same objectives.

    8.7 NOTICE. Any notice due by one party to the other will be given to the address listed above and marked to the attention of the signatory specified below, unless a party hereafter designates a successor address or contact person. All notices will be transmitted by private courier or facsimile transmission, and will be deemed given as of the date of a written courier's receipt or electronic facsimile confirmation report.


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ACKNOWLEDGED AND AGREED                ACKNOWLEDGED AND AGREED

ENTERTAINMENT BOULEVARD, INC.          ABC NEWS/STARWAVE PARTNERS
D/B/A VIDNET                           D/B/A ABC NEWS INTERNET VENTURES



By:   /s/ Stephen Brown                By:     /s/ Andrew E. Newton
      ---------------------------             --------------------------
Name:  Stephen Brown                   Name:  Andrew E. Newton
      ---------------------------             --------------------------
Title: CEO                             Title: VP and General Counsel
      ---------------------------             --------------------------



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CONFIDENTIAL


                 EXHIBIT A -- DESCRIPTION OF LICENSED CONTENT

            Co-branded Vidnet/Wall of Sound Music Video Index Page


1) This video index page would be promoted from the Wall of Sound homepage, artist pages, and in the music center on go.com. Will receive a weekly feature homepage callout on Wall of Sound.

2) Hosted on the wallofsound.go.com domain entertainment center on Go.com at Infoseek's discretion.
   a) Branded as "Wall of Sound Top Ten Videos, presented by Vidnet".
   b) Includes links to Wall of Sound's top ten music videos, updated weekly or bi-weekly.

3) Includes image of No. 1 artist and others to be mutually agreed.
   a) Links open co-branded Vidnet/Wall of Sound Video Player, with streaming content and player pages served by Vidnet.
   b) Page and/or player Includes links to Vidnet's video subsections: Videos A-Z, New on Vidnet, Rock/Metal, Pop/Dance, Jazz/Swing, Christian, Country, Reggae, Urban, Latin, and Live. Top 20 is omitted so as not to compete with the Wall of Sound Top 10, which may be the same as the Vidnet Top 10 (how the Wall of Sound Top Ten is listed will be determined by mutual consent of both parties). The videos will be available in 28k, 56k, 80k, and 300k transfer rates.

4) Ad revenues from banners on this page belong to Wall of Sound.

5) Wall of Sound will be serving co-branded pages for Vidnet with music news and reviews. Both parties to agree on co-branding, provided, however, that the parties agree that Wall of Sound/GO Network shall be the dominant brand on such co-branded pages.
   a) The headlines and the individual articles will be co-branded.
   b) Any additional links to Wall of Sound created content will be branded Wall of Sound exclusively.

OTHER LINKS

Wall of Sound artist pages will contain links to respective videos by that artist on Vidnet. Each link would launch the co-branded player described above.

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                                EXHIBIT B

                         AIV ADVERTISING GUIDELINES

























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CONFIDENTIAL



                              EXHIBIT C

                             COMPETITORS

1.  Launch.com
2.  JamTV.Com/Tunes.Com/RollingStone.com
3.  Sonicnet.com/atm.com/mtv.com
4.  borders.com
5.  msn.com
6.  yahoo.com
7.  excite.com
8.  lycos.com
9.  snap.com
10. cnet.com
11. nbc.com
12. cbs.com
13. aol.com
14. cnnsi.com
15. altavista.com, av.com
16. goto.com
17. go2net.com
18. sportsline.com
19. home.net, home.com
20. netscape.com












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